As filed with the Securities and Exchange Commission on April 24, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TRONOX HOLDINGS PLC
(Exact name of registrant as specified in its charter)
England and Wales	98-1467236
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

263 Tresser Boulevard, Suite 1100 Stamford, Connecticut 06901 United States of America	Laporte Road, Stallingborough Grimsby, North East Lincolnshire DN40 2PR United Kingdom
Registrant’s telephone number, including area code: (203) 705-3800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Jeffrey N. Neuman, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Tronox Holdings plc
263 Tresser Boulevard, Suite 1100
Stamford, Connecticut 06901
(203) 705-3800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Craig B. Brod, Esq. Helena K. Grannis, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000	Gary Green, Esq. CMS Cameron McKenna Nabarro Olswang LLP Cannon Place, 78 Cannon Street London EC4N 6AF United Kingdom +44 20 7367 3000
Approximate date of commencement of the proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined by market and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per share/Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Ordinary Shares, par value $0.01 per share(3)(4)
Preference Shares, par value $0.01 per share(3)
Debt securities(3)
(1)	An indeterminate aggregate initial offering price and number or amount of the securities is being registered as may periodically be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.
(3)	Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(4)	An indeterminate number of shares of ordinary shares may be issued from time to time upon exercise, conversion or exchange of other securities.

PROSPECTUS

TRONOX HOLDINGS PLC
Ordinary Shares
Preference Shares
Debt Securities
The following are types of securities that we may offer, issue and sell from time to time, together or separately:
•	Shares of our ordinary shares;
•	Shares of our preference shares; and
•	Debt securities.
Any of these securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described in an accompanying prospectus supplement. You should read this prospectus and any related prospectus supplement carefully before you invest.
Unless otherwise stated in a prospectus supplement, none of these securities other than our ordinary shares will be listed on any securities exchange. Our ordinary shares are listed on the New York Stock Exchange under the symbol “TROX.”
We may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.
In addition, selling shareholders may offer and sell from time to time shares of our ordinary shares in such amounts as set forth in a prospectus supplement. To the extent that any selling shareholder resells shares of our ordinary shares, the selling shareholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling shareholder and the terms of the ordinary shares being offered.
Investing in the offered securities involves a number of risks. Before you make your investment decision, you should consider the risk factors described in any applicable prospectus supplement and in the documents we file from time to time with the Securities and Exchange Commission (the “SEC”).
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 24, 2020.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. We do not accept any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should assume that the information appearing in this prospectus, any accompanying prospectus supplement or in any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS
Except where the context requires otherwise, references in this prospectus to “Tronox Holdings plc,” “Tronox,” the “Company,” “we,” “our” and “us” refer to Tronox Holdings plc and its consolidated subsidiaries.
This prospectus is part of a registration statement that we filed with the SEC using an automatic shelf registration process. Under the shelf registration process, we may periodically sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of our ordinary shares, preference shares and debt securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read:
•	this prospectus;
•	any applicable prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and
•	the documents referred to in “Where You Can Find More Information” on page 24 for information about us, including our financial statements.
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ABOUT TRONOX
Tronox is the world’s leading vertically integrated manufacturer of titanium dioxide (“TiO2”) pigment. We operate titanium-bearing mineral sand mines and beneficiation and smelting operations in Australia, South Africa and Brazil to produce feedstock materials that can be processed into TiO2 for pigment, high purity titanium chemicals, including titanium tetrachloride, and ultrafine TiO2 used in certain specialty applications. It is our long-term strategic goal to be fully vertically integrated and consume all our feedstock materials in our nine TiO2 pigment facilities located in the United States, Australia, Brazil, the United Kingdom, France, the Netherlands, China and the Kingdom of Saudi Arabia. We believe that full vertical integration is the best way to achieve our ultimate goal of delivering low cost, high-quality pigment to our approximately 1,200 TiO2 customers throughout the world. The mining, beneficiation and smelting of titanium bearing mineral sands also creates meaningful quantities of zircon, which we also supply to customers around the world.
Our principal executive offices are located at 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut, 06901 and Laporte Road, Stallingborough, Grimsby, North East Lincolnshire DN40 2PR United Kingdom and our telephone number is (203) 705-3800. We maintain a website at http://www.tronox.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement and any documents incorporated by reference may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “should,” “could,” “can,” “would,” “predict,” “future,” “project,” “believe,” “anticipate,” “expect,” “intend,” “estimate,” “continue,” “potential,” “plan,” “aim,” “seek,” “forecast,” “proposed” and other similar words. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.
Factors that may cause such differences include, but are not limited to:
•
the failure to realize anticipated benefits of our acquisition of the TiO2 business of The National Titanium Dioxide Company Ltd., a limited company organized under the laws of the Kingdom of Saudi Arabia (“Cristal”) and unexpected difficulties integrating Cristal’s operations;

•
concentrated share ownership in the hands of Cristal and Exxaro Resources Limited (“Exxaro”), which may result in conflicts of interest and/or prevent minority shareholders from influencing the Company;

•
potential risks and uncertainties relating to the ultimate geographic spread of COVID-19, the severity of the disease and the duration of the COVID-19 outbreak, including potential material adverse effects on our business, financial condition and results of operations;

•	actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact on our business;
•	the potential negative impacts of COVID-19 on the global economy and financial markets;
•
the effects of the UK ceasing to be a member state of the EU, together with the significant uncertainty regarding the terms on which the UK will leave the EU, which could introduce significant uncertainties in international markets in which we and our customers operate;

•	impact of English law and our articles of association on our ability to manage our capital structure flexibly and the anti-takeover protections incorporated into our articles of association;
•	the risk that our customers might reduce demand for our products;
•	market conditions and price volatility for TiO2, zircon and other feedstock products, as well as global and regional economic downturns, that adversely affect the demand for our end-use products;
•	liability, production delays and additional expenses from environmental and industrial accidents;
•	production curtailments, shutdowns or additional expenditures resulting from equipment upgrades, equipment failures and deterioration of assets;
•	changes in prices or supply of energy or other raw materials;
•	risks of operating a global business;
•	political and social instability, and unrest, in the Middle East region;
•
an unpredictable regulatory environment in South Africa where we have significant mining and beneficiation operations, including amendments by the South African Department of Mineral Resources to the Mining Charter;

•	the risk that our ability to use our tax attributes to offset future income may be limited;

•	the risk that the agreements governing our debt may restrict our ability to operate our business in certain ways, as well as impact our liquidity;
•	our inability to obtain additional capital on favorable terms;
•	the risk that we may not realize expected investment returns on our capital expenditure projects;
•	fluctuations in currency exchange rates;
•
unanticipated costs or liabilities, including the classification of TiO2 as a Category 2 Carcinogen in the EU, as a result of compliance with, or claims under environmental, health and safety regulations;

•	the possibility that cybersecurity incidents or other security breaches may seriously impact our results of operations and financial condition;
•	the possibility that Chinese production of chloride technology and improvements in product quality may occur more quickly than anticipated; and
•
other factors discussed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Current Report on Form 8-K, filed with the SEC on April 23, 2020.

There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

RISK FACTORS
Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K, our Current Report on Form 8-K, filed with the SEC on April 23, 2020 and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. The risk factors in the documents incorporated by reference in this prospectus are not necessarily presented in the order of relative importance or probability of occurrence. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. These risks, as well as additional risks and uncertainties not presently known to us or that we currently believe are immaterial, could materially and adversely affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS
Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale of the securities described in this prospectus for our general corporate purposes.
Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling shareholder.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the ordinary shares, preference shares and debt securities that we may sell from time to time. In addition, selling shareholders may sell shares of our ordinary shares from time to time in one or more offerings. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in a related prospectus supplement, if necessary, which will also include a discussion of certain U.S. federal income or U.K. tax consequences, as applicable.
DESCRIPTION OF ORDINARY SHARES
The following description of our ordinary shares, nominal value US$0.01 per share, is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the applicable laws of England and Wales, the applicable provisions of the UK Companies Act 2006 (the “UK Companies Act”) and our Articles of Association (the “Articles of Association”). We encourage you to read our Articles of Association and the applicable provisions of the UK Companies Act for additional information.
General
As of the date of this prospectus, we are authorized to issue up to 500 million of our ordinary shares. As of December 31, 2019, we had approximately 142 million ordinary shares issued and outstanding. Computershare Trust Company, National Association is the transfer agent and registrar for our ordinary shares, which are listed on the New York Stock Exchange under the symbol “TROX.”
Dividends and Distributions
Subject to the UK Companies Act, shareholders may declare dividends by ordinary resolution (but no dividend shall exceed any dividend recommended by the Board). Our board of directors (the “Board”) may also pay dividends to shareholders in accordance with their respective rights and interests in the Company. Dividends may be paid only out of “distributable profits,” defined as “accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital.” The Company is not permitted to pay dividends out of share capital, which includes share premium. Realized reserves are determined by reference to qualifying accounts of the Company meeting certain prescribed contents requirements and in accordance with generally accepted accounting principles. The Company will not be permitted to make a distribution if, at the time, the amount of its net assets is less than the aggregate of its issued and paid-up share capital and undistributable reserves or to the extent that the distribution will reduce the net assets below such amount.
There are no fixed dates on which entitlement to dividends arise on any of the ordinary shares.
A general meeting declaring a dividend may, upon the recommendation of the Board, by ordinary resolution direct that it be satisfied wholly or partly by the distribution of assets, including shares or securities in any company.
The Articles of Association also permit a scrip dividend scheme under which the Board may allot to holders of ordinary shares who have elected to receive them, further ordinary shares, credited as fully paid, instead of cash in respect of all or part of a dividend.
Unclaimed dividends and other amounts payable by the Company unclaimed for one year after having become due for payment can be invested or otherwise used by the Board for the benefit of the Company until they are claimed or disposed of in accordance with any applicable law relating to unclaimed monies.
Conversion, Redemption and Residency
There are no conversion rights or redemption provisions relating to the ordinary shares. Under the laws of England and Wales, persons who are neither residents nor nationals of the UK may freely hold, vote and transfer the ordinary shares in the same manner and under the same terms as UK residents or nationals.
Voting Rights
The Articles of Association provide that, for so long as any shares are held by a Depositary (as defined in the Articles of Association), a resolution put to the vote at a general meeting shall be decided on a poll. Subject to the UK Companies Act and to any rights or restrictions as to voting attached to any class of shares, every shareholder present and entitled to vote on the resolution has one vote for every ordinary share of which he, she or it is the holder. In the case of joint holders of an ordinary share, the vote of the senior holder (determined by the order of the joint holders’ names on the register) who votes (or any proxy duly appointed by the senior holder) shall be accepted to the exclusion of the votes of the other joint holders.
Amendment to the Articles of Association
Under the laws of England and Wales, and subject to a quorum being present, the shareholders may amend the articles of association of the Company by special resolution (i.e., a resolution approved by the holders of at least 75% of the aggregate voting power of the outstanding ordinary shares that, being entitled to vote, vote on the resolution) at a general meeting.
The full text of the special resolution must be included in the notice of the meeting.
Winding Up
In the event of a voluntary winding up of the Company, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by law, divide among the shareholders the whole or any part of the assets of the Company and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as the liquidator, with the like sanction, will determine. Upon any such winding up, after payment or provision for payment of the Company’s debts and liabilities, the holders of ordinary shares (and any other shares in issue at the relevant time which rank equally with such shares) will share equally, on a share for share basis, in the Company’s assets remaining for distribution to the holders of ordinary shares.
Pre-emptive Rights and New Issues of ordinary shares
Other than for certain permitted issuances of our ordinary shares and for so long as Exxaro owns a voting interest in Tronox of at least 7.5%, the Shareholder’s Deed by and between Tronox and Exxaro, dated March 14, 2019 grants Exxaro preemptive rights to subscribe for additional ordinary shares to maintain their relative voting interest in Tronox should any additional ordinary shares be issued.
Other than for certain permitted issuances of our ordinary shares and for so long as Cristal Inorganic Chemicals Netherlands Coöperatief W.A. (“CIC”) owns at least 11,743,750 of our ordinary shares, the Shareholder’s Agreement by and between, amongst others, Tronox, Cristal and CIC dated April 10, 2019 grants CIC a right to subscribe for a proportional number of ordinary shares.
Under the laws of England and Wales, the Board is, with certain exceptions, unable to allot and issue securities without being authorized by the shareholders in a general meeting. In addition, the laws of England and Wales require that any issuance of equity securities that are to be paid for wholly in cash must be offered first to the existing holders of equity securities in proportion to the respective nominal amounts (i.e., par values) of their holdings on the same or more favorable terms, unless a special resolution (i.e., a resolution approved by the holders of at least 75% of the aggregate voting power of the outstanding ordinary shares that, being entitled to vote, vote on the resolution) excluding this requirement has been passed in a general meeting of shareholders (which authority can be for a maximum of five years, after which a further shareholder approval would be required to renew the exclusion). In this context, equity securities generally means shares other than shares which, with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution, which, in relation to the Company, will include the ordinary shares and all rights to subscribe for or convert securities into such shares.
The directors of the Company have been authorized by way of a shareholder resolution passed at a general meeting of the Company held on February 25, 2019, for a period of five years, to allot shares in the Company, or to grant rights to subscribe for or to convert or exchange any security into shares in the Company, up to an aggregate nominal amount (i.e., par value) of US$5,000,000 and pre-emption rights in respect of such allotments have also been excluded.
The laws of England and Wales also prohibit an English company from issuing shares at a discount to nominal amount (i.e., par value) or for no consideration. If the shares are issued upon the lapse of restrictions or the vesting of any restricted stock award or any other share-based grant underlying any ordinary shares, the nominal amount (i.e., par value) of the shares must be paid up in accordance with the laws of England and Wales.

Shareholder Rights Plan
Under the Articles of Association, a shareholder rights plan may be established to prevent an “ownership change” for the purpose of section 382 of the US Internal Revenue Code of 1986, as amended (“section 382”). The purpose of any rights plan will be to preserve the Company’s ability to utilize its net operating loss carry forwards and other tax attributes, which would be substantially limited if the Company experienced an “ownership change” as defined under section 382. In general, an ownership change would occur under section 382 if the shareholders who are treated as owning 5% or more of ordinary shares for the purposes of section 382 collectively increased their aggregate ownership in ordinary shares by more than 50% over a rolling three-year period.
Effective from the date that a rights plan is introduced, the Board will grant subscription rights to holders of ordinary shares to acquire ordinary shares (or shares of any class as specified in the rights plan) such that, if any person or group acquires 4.5% or more of the ordinary shares, or if a person or group that owns 4.5% or more of ordinary shares acquires additional ordinary shares representing 0.5% or more of the issued ordinary shares, then, subject to certain exceptions, there would be a triggering event under the rights plan. The rights would then separate from the ordinary shares and would be adjusted to become exercisable so that ordinary shares (or shares of any class as specified in the rights plan) could be acquired by all holders of ordinary shares (other than the person or group that caused the trigger event). The shares to be acquired would have a market value equal to twice the exercise price, resulting in significant dilution in the ownership interest of the person or group that caused the trigger event.
If a rights plan is established, the Board will have the discretion to exempt any acquisition of ordinary shares from the provisions of the rights plan if it determines that doing so would not jeopardize or endanger the Company’s use of its net operating losses. The Board will also have the ability to terminate any rights plan prior to a triggering event, including, but not limited to, in connection with a transaction.
Rights issued under a rights plan are expected to expire five years after the date on which any rights plan is established.
Disclosure of Interests in Shares
The laws of England and Wales give the Company the power to serve a notice requiring any person whom it knows has, or whom it has reasonable cause to believe has, or within the previous three years has had, any ownership interest in any ordinary shares to disclose specified information regarding those shares. Failure to provide the information requested within the prescribed period (or knowingly or recklessly providing false information) after the date the notice is sent can result in criminal or civil sanctions being imposed against the person in default.
Under the Articles of Association, if any shareholder, or any other person appearing to be interested in ordinary shares held by such shareholder, fails to give the Company the information required by the notice, the Board may withdraw voting and certain other rights, and place restrictions on the rights to receive dividends and to transfer such ordinary shares.
Alteration of Share Capital; Repurchase of ordinary shares
Subject to the provisions of the UK Companies Act, and without prejudice to any relevant special rights attached to any class of shares, the Company may, from time to time:
•	increase its share capital by allotting and issuing new shares in accordance with the Articles of Association and any relevant shareholder resolution;
•	consolidate all or any of its share capital into shares of a larger nominal amount (i.e., par value) than the existing shares; or
•	redenominate its share capital or any class of share capital.
The laws of England and Wales prohibit the Company from purchasing its own shares unless such purchase has been approved by its shareholders. Shareholders may approve two different types of such share purchases: “on-market” purchases or “off-market” purchases. “On-market” purchases may be made only on a “recognised investment exchange,” which does not include the NYSE, which is the only exchange on which the Company’s

Shares are traded. In order to purchase its own shares, the Company must therefore obtain shareholder approval for “off-market” purchases. This requires that the Company’s shareholders pass an ordinary resolution approving the terms of the contract pursuant to which any purchase is to be made. Such approval may be for a specific purchase or constitute a general authority lasting for up to five years after the date of the resolution, and renewal of such approval for additional five-year terms may be sought more frequently. However, shares may be repurchased only out of distributable reserves or, subject to certain exceptions, the proceeds of a fresh issue of shares made for that purpose. At a general meeting of the Company held on February 25, 2019, shareholder resolutions were passed authorizing the Company to repurchase ordinary shares for a period of five years through (i) an approved form of share repurchase contract, or (ii) an approved form of share repurchase plan established in accordance with Rule 10b5-1 under the Exchange Act. Also at a general meeting held on February 25, 2019, a shareholder resolution was passed to authorize the Board to exercise the Company’s rights of first refusal to repurchase ordinary shares which are proposed to be sold by Exxaro, a substantial shareholder in the Company.
Transfer of ordinary shares
The Articles of Association allow holders of ordinary shares to transfer all or any of their ordinary shares in the case of ordinary shares held in certificated form by instrument of transfer in writing in any usual form or in any other form which is permitted by the UK Companies Act and is approved by the Board. The instrument of transfer must be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee.
The Board may, in its absolute discretion, refuse to register a transfer of a certificated ordinary share to any person if it is not fully paid or is an ordinary share on which the Company has a lien. The Board may also refuse to register the transfer of a share in certain other limited circumstances, including if the transfer is not in favor of four or fewer transferees or it is in favor of a minor, bankrupt or person of mental ill health. If the Board refuses to register the transfer of a share, the instrument of transfer must be returned to the transferee within two months after the date on which the transfer was lodged with the Company with the notice of refusal and reasons for the refusal.
The Company’s share register is maintained by its transfer agent, Computershare Trust Company, National Association Registration in this share register is determinative of share ownership. A shareholder who holds ordinary shares through The Depository Trust Company (“DTC”) clearance system is not the holder of record of such shares. Instead, the depositary (for example, Cede & Co., as nominee for DTC) or other nominee is the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares through the DTC clearance system to a person who also holds such shares through the DTC clearance system will not be registered in the Company’s official share register, as the depositary or other nominee will remain the record holder of such shares.
Anti-Takeover Provisions
The UK City Code on Takeovers and Mergers (the “Takeover Code”) applies, among other things, to an offer for a public company whose registered office is in the UK (or the Channel Islands or the Isle of Man) and whose securities are not admitted to trading on a regulated marked in the UK (or on any stock exchange in the Channel Islands or the Isle of Man) if the company is considered by the UK Panel on Takeovers and Mergers (the “Takeover Panel”), the regulatory body which issues and administers the Takeover Code, to have its place of central management and control in the UK (or the Channel Islands or the Isle of Man). This is known as the “residency test”. Under the Takeover Code, the Takeover Panel will determine whether the Company has its place of central management and control in the UK by looking at various factors, including the structure of the Board, the functions of the directors and where they are resident.
If, at the time of a takeover offer, the Takeover Panel determines that the Company has its place of central management and control in the UK, the Company would be subject to a number of rules and restrictions, including but not limited to the following: (i) the ability of the Company to enter into deal protection arrangements with a bidder would be extremely limited; (ii) the Company might not, without the approval of its shareholders, be able to perform certain actions that could have the effect of frustrating an offer, such as issuing shares or carrying out acquisitions or disposals; and (iii) the Company would be obliged to provide equality of information to all bona fide competing bidders.
It is intended that all of the Company’s directors will reside outside of the UK, the Channel Islands and the Isle of Man. Accordingly, for the purposes of the Takeover Code, the Company is expected to be considered to have its place of central management and control outside the UK, the Channel Islands or the Isle of Man. Therefore, the Takeover Code is not expected to apply to the Company. It is possible that in the future circumstances could change that may cause the Takeover Code to apply to the Company.
Although the Company is not expected to be subject to the Takeover Code, the Articles of Association incorporate the protections of mandatory offer provisions substantially similar to the Takeover Code. Except with the prior consent of the Board or the prior approval of independent shareholders, a shareholder, together with persons acting in concert with it, would be at risk of certain sanctions including disenfranchisement (as regards voting and entitlement to dividends) if they acquired an interest in ordinary shares carrying 30% or more of the voting rights of the Company without making an offer for all of the other issued ordinary shares in cash or accompanied by a cash alternative. These provisions could have the effect of discouraging the acquisition and holding of interests of 30% or more of the voting rights and encouraging those shareholders who may be acting in concert with respect to the acquisition of shares to consult with the Board before effecting any additional purchases.
The mandatory offer provisions in the Articles of Association only apply while the Takeover Code does not apply to the Company.

DESCRIPTION OF PREFERENCE SHARES
Our Articles of Association do not expressly contemplate the issuance of preference shares or a new class of ordinary shares. However, subject to sufficient authorization being in place for the allotment and issuance of shares, preference shares or a new class of ordinary shares could be issued in the future with such rights or restrictions either as are determined by resolution of the shareholders or as determined by our Board. Pre-emption rights may apply to such issuance. Such pre-emption rights would provide that when we wish to issue our “ordinary shares” (i.e. shares other than shares which, with respect to dividends or capital, carry a right to participate only up to a specified amount of distribution) for cash, such shares must first be offered to the existing shareholders in proportion to their respective nominal (i.e., par) values of their holdings. If any preference shares or new class of ordinary shares issued by us carried a right to a fixed income, pre-emption would not apply to the issue of such shares. English law permits our shareholders, by special resolution or a provision in our articles of association, to exclude pre-emptive rights for a period of up to five years.
Pursuant to a shareholder resolution passed at a general meeting of Tronox on February 25, 2019, our Board has the authority, without further action by shareholders, to issue shares of preference shares in one or more classes or series and to fix or alter the rights, preferences and privileges of the preference shares, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preference shares. The preference shares could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our ordinary shares. The issuance of preference shares could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of our Company. The prospectus supplement relating to any series of preference shares we may offer will contain the specific terms of that series, including some or all of the following:
•
whether the shares of the series are redeemable, and if so, the prices at which, and the terms and conditions on which, the shares may be redeemed, including the date or dates upon or after which the shares will be redeemable and the amount per share payable in case of redemption;

•
whether shares of the series will be entitled to receive dividends or other distributions and, if so, the distribution rate on the shares, any restriction, limitation or condition upon the payment of the dividends or other distributions, whether dividends or other distributions will be cumulative, and the dates on which dividends or other distributions are payable;

•	any preferential amount payable upon shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of Tronox;
•	whether and the extent to which the series will be guaranteed;
•
whether the shares of the series are convertible, or exchangeable for, shares of any other class or classes of stock or of any other series of stock, or any other securities of Tronox, and if so, the terms and conditions of such conversion or exchange, including price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities;

•	a discussion of any material U.S. federal income tax considerations applicable to the preference shares being offered;
•	terms and conditions of the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;
•	the distinctive designation of each series and the number of shares that will constitute the series;
•	the voting power, if any, of shares of the series; and
•	any other relative rights, preferences or limitations.
As of the date of this prospectus, no shares of preference shares are currently outstanding.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.
In this section, the terms “we,” “our,” “us” and “Tronox” refer solely to Tronox Holdings plc (and not to any of its affiliates, including subsidiaries). As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may offer pursuant to this prospectus and an applicable prospectus supplement and authenticated by the relevant trustee and delivered under the applicable indenture. We may issue debt securities under an indenture (the “indenture”) dated as of April 24, 2020 between us and Wilmington Trust, National Association, as trustee (the “trustee”), as supplemented from time to time, which is filed as an exhibit to the registration statement of which this prospectus is a part. If a different trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used.
We have summarized below the material provisions of the indenture and the debt securities, and indicated which material provisions will be described in an applicable prospectus supplement. For further information, you should read the indenture. The following summary is qualified in its entirety by the provisions of the indenture, including the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
General
The debt securities that we may offer under the indenture are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our Board or a committee appointed by our Board or in a supplement to the indenture relating to that series.
We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of that series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, those outstanding debt securities.
The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:
•	the title of the series;
•	any limit upon the aggregate principal amount of the series;
•	the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;
•
the rate or rates at which the securities of the series will bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the interest payment dates on which any interest will be payable and the record date, if any;

•	whether debt securities are entitled to any guarantee of any subsidiary guarantors and the identity of any such subsidiary guarantors for that series and the terms of such guarantee;
•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series will be payable;

•	the place or places where the securities may be exchanged or transferred;
•
the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•
our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or analogous provision or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series will be redeemed or purchased, in whole or in part, pursuant to such an obligation;

•	if other than minimum denominations of $2,000 and multiples of $1,000 thereafter, the denominations in which securities of the series are issuable;
•
if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of (and premium, if any) and interest, if any, on the securities of the series will or may be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

•
if the payments of principal of (and premium, if any), or interest, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which the securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which the payments are to be made, the terms and conditions of the payments and the manner in which the exchange rate with respect to the payments will be determined, and the particular provisions applicable thereto;

•
if the amount of payments of principal of (and premium, if any) and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which those amounts will be determined;

•	whether, and the terms and conditions upon which, the securities of the series may or must be converted into our securities or exchanged for our securities or those of another enterprise;
•
if other than the principal amount thereof, the portion of the principal amount of securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which that portion will be determined;

•	any modifications of or additions to the events of default or covenants with respect to securities of the series;
•	whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;
•	if other than the trustee, the identity of the registrar and any paying agent;
•
if the securities of the series will be issued in whole or in part in global form, (i) the depositary for the global securities, (ii) the form of any legend that will be borne by the global securities, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange those interests for certificated securities of that series and of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur; and

•	any other terms of the series.
Interest
Unless otherwise indicated in the applicable prospectus supplement, if any payment date with respect to debt securities falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

Ranking
The debt securities will be our direct, unconditional, unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured senior obligations. However, such debt securities will be effectively junior to all of our secured obligations to the extent of the value of the assets securing those obligations. Such debt securities will also be structurally subordinated to all liabilities, including trade payables and lease obligations, of our subsidiaries.
Optional Redemption
Unless otherwise indicated in the applicable prospectus supplement, notice of any redemption of debt securities will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of debt securities of a series to be redeemed. Any redemption may, at our discretion, be subject to one or more conditions precedent, which will be set forth in the related notice of redemption, including, but not limited to, completion of an equity or other offering or financing or other transaction or event. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions will be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied by the redemption date, or by the redemption date as so delayed. If any such condition precedent has not been satisfied, we will provide written notice to the trustee and holders of the notes prior to the close of business one business day prior to the redemption date. Upon receipt of such notice, the notice of redemption will be rescinded or delayed, and the redemption of the notes will be rescinded or delayed as provided in such notice.
Covenants
Except as described below or in the prospectus supplement with respect to any series of debt securities, neither we nor our subsidiaries are restricted by the indenture from paying dividends or making distributions on our or their capital stock or purchasing or redeeming our or their capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, with certain exceptions, the indenture does not contain any covenants or other provisions that would limit our or our subsidiaries’ right to incur additional indebtedness or limit the amount of additional indebtedness, including senior or secured indebtedness that we can create, incur, assume or guarantee.
Unless otherwise indicated in the applicable prospectus supplement, covenants contained in the indenture will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.
Reporting
The indenture provides that we will furnish to the trustee, within 30 days after we are required to file such annual and quarterly reports, information, documents and other reports with the SEC, copies of our annual report and of the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The filing of the reports specified in Section 13 or 15(d) of the Exchange Act shall satisfy these reporting requirements. We will also comply with the other provisions of Section 314(a) of the Trust Indenture Act.
Consolidation, Merger and Sale of Assets
The indenture provides that we may not consolidate or merge with or into, or sell or convey all or substantially all of our assets in any one transaction or series of related transactions to another person, unless:
•
either we are the resulting, surviving or transferee corporation, or our successor is a corporation organized under the laws of England and Wales, the United States, any state or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the indenture and all the debt securities; and

•	immediately after giving effect to the transaction, no default or event of default has occurred and is continuing.

The term “default” for the purpose of this provision means any event that is, or with the passage of time or the giving of notice or both would become, an event of default.
Except in the case of a lease of all or substantially all of our assets, the successor will be substituted for us in the indenture with the same effect as if it had been an original party to such indenture. Thereafter, the successor may exercise our rights and powers under the indenture.
Events of Default, Notice and Waiver
In the indenture, the term “event of default” with respect to debt securities of any series means any of the following:
•	failure by us to pay interest, if any, on the debt securities of that series for 30 days after the date payment is due and payable;
•	failure by us to pay principal of or premium, if any, on the debt securities of that series when due, at maturity, upon any redemption, by declaration or otherwise;
•	failure by us to comply with other covenants in the indenture or the debt securities of that series for 90 days after notice that compliance was required; and
•	certain events of bankruptcy or insolvency.
If an event of default (other than relating to certain events of bankruptcy or insolvency of us or breach of our reporting obligation) has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the entire principal of all the debt securities of the affected series to be due and payable immediately.
If an event of default relating to certain events of bankruptcy or insolvency of us occurs and is continuing, then the principal amount of all of the outstanding debt securities and any accrued interest thereon will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.
The holders of not less than a majority in aggregate principal amount of the debt securities of any series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the debt securities of that series, except a continuing default or event of default in the payment of principal of, or interest or premium, if any, on the debt securities of the affected series.
The indenture imposes limitations on suits brought by holders of debt securities of any series against us. Except for actions for payment of overdue principal or interest, no holder of a debt security of any series may institute any action against us under the indenture unless:
•	the holder has previously given to the trustee written notice of an event of default and the continuance of that event of default;
•	the holder or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have requested that the trustee pursue the remedy;
•
such holder or holders have offered, and if requested provided, to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee has not instituted the action within 60 days of the receipt of such notice, request and offer of indemnity; and
•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of that series.
We will be required to file annually with the trustee a certificate, signed by two officers of our company, stating whether or not the officers know of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.
Notwithstanding the foregoing, the sole remedy for any breach of our obligation under the indenture to file or furnish reports or other financial information pursuant to section 314(a)(1) of the Trust Indenture Act (or as otherwise required by the indenture) shall be the payment of liquidated damages, and the holders will not have any right under the indenture to accelerate the maturity of the debt securities of the affected series as a result of any such breach. If any such breach continues for 90 days after notice thereof is given in accordance with the indenture, we will pay liquidated damages to all the holders of the debt securities of that series at a rate per annum equal to 0.25% per annum of the principal amount of the debt securities of that series from the 90th day following such notice to but not including the date on which the event of default relating to the reporting obligations referred to in this paragraph shall have been cured or waived. The provisions of the indenture described in this paragraph will not affect the rights of the holders of the debt securities of any series in the event of the occurrence of any other event of default.
Modification and Waiver
Except as provided in the two succeeding paragraphs, the indenture provides that we and the trustee thereunder may, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of any series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of that series), voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities of that series.
We and the trustee may amend or supplement the indenture or the debt securities of any series without the consent of any holder to:
•	secure the debt securities of any series;
•
evidence the assumption by a successor corporation of our obligations under the indenture and the debt securities of any series in the case of a merger, amalgamation, consolidation or sale of all or substantially all of our assets;

•	add covenant(s) or events of default(s) for the protection of the holders of all or any series of debt securities;
•
cure any ambiguity or correct any defect or inconsistency in the indenture or make any other provisions as we may deem necessary or desirable; provided, however, that no such provisions will materially adversely affect the interests of the holders of any debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee in accordance with the indenture;
•
provide for uncertificated debt securities in addition to, or in place of, certificated debt securities of any series in a manner that does not materially and adversely affect any holders of the debt securities of that series;

•
conform the text of the indenture or the debt securities of any series to any provision of this “Description of Debt Securities” or “Description of Securities” in the prospectus supplement for that series to the extent that the provision in that description was intended to be a verbatim recitation of a provision of the indenture or the debt securities of that series;

•	provide for the issuance of additional debt securities of any series in accordance with the limitations set forth in the indenture as of the date of the indenture;
•
make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the legal rights under the indenture of any such holder or any holder of a beneficial interest in the debt securities of that series;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
•	establish the form or terms of debt securities of any series as permitted by the indenture;
•	secure our obligations in respect of the debt securities of any series;
•
in the case of convertible or exchangeable debt securities of any series, subject to the provisions of the supplemental indenture for that series, to provide for conversion rights, exchange rights and/or repurchase rights of holders of that series in connection with any reclassification or change of our ordinary shares or in the event of any amalgamation, consolidation, merger or sale of all or substantially all of the assets of us or our subsidiaries substantially as an entirety occurs;
•	in the case of convertible or exchangeable debt securities of any series, to reduce the conversion price or exchange price applicable to that series;
•
in the case of convertible or exchangeable debt securities of any series, to increase the conversion rate or exchange ratio in the manner described in the supplemental indenture for that series, provided that the increase will not adversely affect the interests of the holders of that series in any material respect; or

•	any other action to amend or supplement the indenture or the debt securities of any series as described in the prospectus supplement with respect to that series of debt securities.
We and the trustee may not, without the consent of the holder of each outstanding debt security affected thereby:
•	change the final maturity of any debt security;
•	reduce the aggregate principal amount on any debt security;
•	reduce the rate or amend or modify the calculation, or time of payment, of interest, including defaulted interest on any debt security;
•
reduce or alter the method of computation of any amount payable on any debt security upon redemption, prepayment or purchase of any debt security or otherwise alter or waive any of the provisions with respect to the redemption of any debt security, or waive a redemption payment with respect to any debt security;

•	change the currency in which the principal of, or interest or premium, if any, on any debt security is payable;
•
impair the right to institute suit for the enforcement of any payment on any debt security when due, or otherwise make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of any debt security to receive payments of principal of, or premium, if any, or interest on any debt security;

•
modify the provisions of the indenture with respect to modification and waiver (including waiver of certain covenants, waiver of a default or event of default in respect of debt securities of any series), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder;

•
reduce the percentage of principal amount of outstanding debt securities of any series whose holders must consent to an amendment, supplement or waiver of the indenture or the debt securities of that series;

•
impair the rights of holders of debt securities of any series that are exchangeable or convertible to receive payment or delivery of any consideration due upon the conversion or exchange of the debt securities of that series; or

•
any other action to modify or amend the indenture or the debt securities of any series as may be described in the prospectus supplement with respect to that series of debt securities as requiring the consent of each holder affected thereby.

Defeasance
The indenture provides that we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust, to pay the principal of and interest, if any, on those debt securities and to compensate, reimburse and indemnify the trustee), upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the IRS, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.
We may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to that series. Any such omission will not be an event of default with respect to the debt securities of that series, upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Our obligations under the indenture and the debt securities of that series other than with respect to those covenants will remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel to the effect that such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders.
Satisfaction and Discharge
At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the trustee and ours, including, among others, the obligations to apply money held in trust) when:
•
either (a) all debt securities of that series previously authenticated under the indenture have been delivered to the trustee for cancellation or (b) all debt securities of that series not yet delivered to the trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (ii) will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders an amount sufficient to pay and discharge the entire indebtedness on debt securities of that series;

•
no default or event of default with respect to debt securities of that series has occurred or is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of any other instrument to which we are bound;

•	we have paid or caused to be paid all other sums payable by us under the indenture and any applicable supplemental indenture with respect to the debt securities of that series;
•
we have delivered irrevocable instructions to the trustee to apply the deposited funds toward the payment of securities of that series at the stated maturity date or the redemption date, as applicable; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture as to that series have been satisfied.

Unclaimed Money
Subject to applicable abandoned property law, if money deposited with the trustee or paying agent for the payment of principal of, premium or accrued and unpaid interest, if any, on debt securities remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in The City of New York, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of debt securities entitled to the money must look to us for payment, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation
The registrar and paying agent will forward to the trustee any debt securities surrendered to them for transfer, exchange or payment, and the trustee will promptly cancel those debt securities in accordance with its customary procedures. We will not issue new debt securities to replace debt securities that we have paid or delivered to the trustee for cancellation or that any holder has converted.
We may, to the extent permitted by law, purchase debt securities in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee for cancellation any debt securities we purchase in this manner; provided that we not reissue or resell those debt securities if upon reissuance or resale, they would constitute “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Debt securities surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.
Replacement of Debt Securities
We will replace mutilated, lost, destroyed or stolen debt securities at the holder’s expense upon delivery to the trustee of the mutilated debt securities or evidence of the loss, destruction or theft of the debt securities satisfactory to the trustee and us. In the case of a lost, destroyed or stolen debt security, we or the trustee may require, at the expense of the holder, indemnity satisfactory to us and the trustee.
Book-Entry Issuance
Unless otherwise specified in the applicable prospectus supplement, our debt securities will be book-entry securities that are cleared and settled through the Depository Trust Company (the “DTC”), a securities depositary. Upon issuance, unless otherwise specified in the applicable prospectus supplement, all book-entry securities of the same series will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of any such securities and will be considered the sole owner of the securities.
Purchasers may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary – a bank, brokerage house or other institution that maintains securities accounts for customers – that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”
The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.
Unless otherwise specified in the prospectus supplement with respect to a series of debt securities, the beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive or paper securities only if:
•	DTC is unwilling or unable to continue as depositary for such global security and we are unable to find a qualified replacement for DTC within 90 days;
•	at any time DTC ceases to be a “clearing agency” registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days;
•	we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or

•
an event of default has occurred and is continuing under the indenture, and a holder of the securities has requested definitive securities. Any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form with the same terms, and in the case of debt securities, in an equal aggregate principal amount in minimum denominations of $2,000 and whole multiples of $1,000 (unless otherwise specified in the prospectus supplement). Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

In this prospectus and the applicable prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.
DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.
We and the trustee will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
Regarding the Trustee
Wilmington Trust, National Association is the trustee under the indenture. Except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered, and if requested, provided, to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense.
Pursuant and subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions with us; however, if the trustee acquires any conflicting interest, it would be required to eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Wilmington Trust, National Association is also the trustee under certain indentures related to our senior notes.
No individual liability of directors, officers, employees, incorporators, stockholders or agents
The indenture provides that none of our past, present or future directors, officers, employees, incorporators, stockholders or agents of Tronox in their capacity as such will have any liability for any of our obligations under the debt securities of any series or the indenture. Each holder of debt securities of any series by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Governing law
The indenture is and the debt securities of each series will be governed by, and construed in accordance with, the laws of the State of New York.

SELLING SHAREHOLDERS
We may register our ordinary shares for reoffer or resale by certain selling shareholders. Information about our selling shareholders, when applicable, including their identities, the number of ordinary shares registered and offered on their behalf, their beneficial ownership and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment or in documents incorporated by reference into this prospectus that we file with the SEC. No selling shareholder shall sell any of our ordinary shares pursuant to this prospectus until we have identified such selling shareholder and the shares being offered for resale by such selling shareholder in a subsequent prospectus supplement or in a post-effective amendment. However, selling shareholders may sell or transfer all or a portion of their ordinary shares pursuant to any available exemption from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any applicable prospectus supplement. We may pay all or a portion of expenses incurred with respect to the registration of the ordinary shares owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders. The shelf registration statement also satisfies Tronox’s obligation pursuant to certain shareholder agreements to make available a path for registering such shareholders’ ordinary shares, though no shareholders have provided notice of an intent to sell their securities as of the date of this prospectus.

PLAN OF DISTRIBUTION
We or the selling shareholder may sell the securities covered by this prospectus from time to time, in one or more or any combination of the following transactions:
•	to or through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•
through agents, including in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus; or
•	through any other method permitted by applicable law.
We or the selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us, the selling shareholder or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us, the selling shareholder or others in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).
The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:
•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
•
the initial public offering price of the securities, if a fixed price offering, and the proceeds to us or the selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.
Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.
We or the selling shareholder may sell the securities at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the securities from time to time will be determined by us or the selling shareholder, as applicable, and, at the time of the determination, may be higher or lower than the market price of the securities on any securities exchanges on which the securities may be listed.

We or the selling shareholder may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we or the selling shareholder pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.
The selling shareholder and any agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We or the selling shareholder may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including Tronox, who file electronically with the SEC. The address of that site is www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink. The information contained on the SEC’s website is expressly not incorporated by reference in this prospectus or any accompanying prospectus supplement.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020;
•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2019 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018);

•	our Current Reports on Form 8-K, filed with the SEC on March 26, 2020 (excluding Items 7.01 and 9.01); and
•	our Current Report on Form 8-K, filed with the SEC on April 23, 2020.
All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01).
You can obtain any of the documents listed above from the SEC, through the SEC’s website at the address described above or from Tronox, without cost, by requesting them in writing or telephoning at the following address and telephone number:
Tronox Holdings plc
263 Tresser Boulevard, Suite 1100
Stamford, CT 06901, U.S.A.
Attn: Investor Relations
(203) 705-3800

LEGAL MATTERS
CMS Cameron McKenna Nabarro Olswang LLP will provide opinions regarding the validity of the ordinary shares and preference shares. Cleary Gottlieb Steen & Hamilton LLP will provide opinions regarding the validity of the debt securities. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement. Certain legal matters with respect to the selling shareholder will be passed upon by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS
The financial statements and management's assessment of the effectiveness of internal control over financial reporting of Tronox Holdings plc (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the TiO2 business of The National Titanium Dioxide Company Ltd. the registrant acquired during 2019) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The expenses relating to the registration of the securities will be borne by the registrant. Except as otherwise stated in the applicable prospectus supplement, the registrant will bear the expenses of any selling shareholders other than underwriting discounts or commissions or brokerage fees.
Securities and Exchange Commission Registration Fee	$ *
Accounting Fees and Expenses	**
Legal Fees and Expenses	**
Printing and Engraving Fees	**
Trustee, Transfer Agent and Registrar Fees and Expenses	**
Rating Agency Fees	**
Stock Exchange Listing Fees	**
Miscellaneous	**
Total	$ **
*	Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.
**
The expenses in connection with the issuance and distribution of the securities are not currently determinable. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.
Tronox has entered into deeds of indemnification with each of its directors. Pursuant to these agreements, Tronox has agreed to indemnify these individuals to the fullest extent permissible under English law against liabilities arising out of, or in connection with, the actual or purported exercise of, or failure to exercise, any of his or her powers, duties or responsibilities as a director, and to advance monies to the directors in order to meet expenses incurred as a result of any proceeding against them as to which they could be indemnified or in order to enable them to avoid incurring such expenses. These agreements do not indemnify directors of Tronox against any liability attaching to such individuals in connection with any negligence, default, breach of duty or breach of trust in relation to the Company. Tronox has also agreed to use all reasonable endeavors to provide and maintain appropriate directors’ and officers’ liability insurance to the fullest extent permissible under English law (including ensuring that premiums are properly paid) for their benefit for so long as any claims may lawfully be brought against them.
There are certain provisions of the UK Companies Act that restrict Tronox from indemnifying officers in certain circumstances. Under the UK Companies Act, any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the Company is void. Subject to this, Tronox is permitted to provide an indemnity to a director in respect of liabilities arising from proceedings, both in respect of legal and financial costs of any adverse judgment, brought by third parties and in respect of liabilities arising from proceedings taken by Tronox or any associated companies, but not if the director is unsuccessful in defending the proceedings. This includes indemnification against any liability incurred in the defense of civil proceedings brought by a regulator, even if judgment is given against the director, provided this does not include any regulatory penalties. Tronox can indemnify the director against any liability incurred in defending any criminal proceedings, but not if he or she is convicted.
The UK Companies Act also permits companies to meet a director’s costs, or lend money to the director for the purpose, when the director is facing any criminal or civil proceeding as a director; or in connection with certain applications the director might make under the UK Companies Act; or when he or she incurs costs in a regulatory investigation or action; or in order to enable the director to avoid incurring such costs. Except in relation to a regulatory investigation or action, this must be on the basis that the director will repay or reimburse the company immediately if the director loses in the criminal or civil proceedings or the application for relief. The relevant provisions are described below.

UK Companies Act
The relevant provisions under the UK Companies Act are Sections 205, 206, 232, 233, 234, 235, 236, 237, 238 and 1157.
Section 205 provides that a company can provide a director with the funds to meet expenditures incurred or to be incurred in defending any criminal or civil proceedings or in connection with any application under sections 661(3) and 661(4) (failure by nominee of the company to make payments in respect of shares) or section 1157 (described below). Such payments must be repaid if the director is convicted, judgment is found against such director or the court refuses to grant the relief on the application.
Section 206 provides that a company can provide a director with the funds to meet expenditures incurred or to be incurred by him or her in defending in an investigation by a regulatory authority, or against action proposed to be taken by a regulatory authority, in connection with any alleged negligence, default, breach of duty or breach of trust by him or her in relation to the company or an associated company.
Section 232 provides that any provision to exempt to any extent a director from liability from negligence, default, breach of duty or trust by him or her in relation to the company is void. Any provision by which a company directly or indirectly provides (to any extent) an indemnity for a director of the company or an associated company against any such liability is also void unless it is a qualifying third party indemnity provision. Section 233 permits liability insurance, commonly known as directors’ and officers’ liability insurance, purchased and maintained by a company against liability for negligence, default, breach of duty or breach of trust in relation to the company.
Pursuant to Section 234, an indemnity is a qualifying third party indemnity as long as it does not provide: (i) any indemnity against any liability incurred by the director to the company or to any associated company; (ii) any indemnity against any liability incurred by the director to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature; and (iii) any indemnity against any liability incurred by the director in defending criminal proceedings in which he or she is convicted, civil proceedings brought by the company or an associated company in which judgment is given against such director or where the court refuses to grant such director relief under an application under sections 661(3) or 661(4) (failure by nominee of the company to make payments in respect of shares) or its power under section 1157 (described below).
Section 235 allows a company to provide an indemnity to a director if the company is a trustee of an occupational pension scheme, with such indemnity to protect against liability incurred in connection with the company’s activities as trustee of the scheme.
Any indemnity provided under Section 234 or Section 235 in force for the benefit of one or more directors of the company or an associated company must be disclosed in the directors’ annual report in accordance with Section 236 and copies of such indemnification provisions made available for inspection in accordance with Section 237 (and every shareholder has a right to inspect and request a copy of such copies under Section 238).
Section 1157 provides that, in proceedings against an officer of a company for negligence, default, breach of duty or breach of trust, the courts may relieve such officer from liability if it appears to the court that such officer may be liable but acted honestly and reasonably and that, having regard to all the circumstances of the case, such officer ought fairly to be excused. Further, an officer who has reason to apprehend that a claim of negligence, default, breach of duty or breach of trust will or might be made against him or her may apply to the court for relief, and the court will have the same power to relieve such officer as it would if the proceedings had actually been brought.
A court has wide discretion in granting relief, and may authorize civil proceedings to be brought in the name of the company by a shareholder on terms that the court directs. Except in these limited circumstances, English law does not generally permit class action lawsuits by shareholders on behalf of the company or on behalf of other shareholders.
The Articles of Association provide the board of directors of Tronox with the power to purchase and maintain insurance for, and for the benefit of, any persons who are or were at any time directors, officers (other than an auditor) or employees of Tronox or any associated company. Tronox has agreed to use all reasonable endeavors to provide and maintain appropriate directors’ and officers’ insurance to the fullest extent permissible under English law (including ensuring that premiums are properly paid) for the directors’ benefit for so long as any claims may lawfully be brought against the director.
The underwriters or agents on whose behalf the agreements listed as Exhibit 1.1 to this registration statement will be executed will agree in those agreements to indemnify directors and officers of the Company, and persons controlling the Company, within the meaning of the Securities Act, against certain liabilities that might arise out of or are based upon certain information furnished to us by any such underwriter or agent.

Item 16.	List of Exhibits.
EXHIBIT INDEX
Exhibit No.	Description of Exhibits
1.1*	Form of Underwriting Agreement.
2.1
Transaction Agreement, dated as of February 21, 2017, by and between Cristal, Tronox Limited and Cristal Inorganic Chemicals Netherlands Coöperatief W.A. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Tronox Limited on February 21, 2017).

2.2
Amendment No. 1 to Transaction Agreement, dated as of March 1, 2018, by and among The National Titanium Dioxide Company Limited, Tronox Limited and Cristal Inorganic Chemicals Netherlands Coöperatief W.A. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Tronox Limited on March 1, 2018).

2.3
Amendment No. 2 to Transaction Agreement dated March 28, 2019, by and among The National Titanium Dioxide Company Limited, Tronox Limited, and, solely for certain purposes, Cristal Inorganic Chemicals Netherlands Coöperatief W.A. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed on April 2, 2019).

2.4
Stock Purchase Agreement, dated as of March 14, 2019, by and among Tronox Limited, INEOS AG and INEOS Joliet US Holdco, LLC (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed on March 19, 2019).

3.1	Articles of Association of Tronox Holdings plc (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on March 27, 2019).
4.1*	Form of Preference Shares.
4.2**	Indenture, dated as of April 24, 2020, between Tronox Holdings plc and Wilmington Trust, National Association, as Trustee.
4.3	Form of debt securities (included in Exhibit 4.2).
4.4
Shareholders’ Agreement, dated April 10, 2019, by and between Tronox Holdings plc, Cristal Inorganic Chemicals Netherlands Coöperatief W.A., The National Titanium Dioxide Company Limited, Gulf Investment Corporation and Dr. Talal Al-Shair (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed on April 11, 2019).

5.1**	Opinion of CMS Cameron McKenna Nabarro Olswang LLP, with respect to the validity of ordinary shares and preference shares.
5.2**	Opinion of Cleary Gottlieb Steen & Hamilton LLP, with respect to the validity of debt securities.
23.1**	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for Tronox Holdings plc.
23.2**	Consent of CMS Cameron McKenna Nabarro Olswang LLP (included in Exhibit 5.1).
23.3**	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2).
24.1**	Powers of Attorney (included on signature pages hereto).
25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust, National Association, as trustee under the Indenture dated April 24, 2020.
*	To be filed, if necessary, as an Exhibit to one or more Current Reports on Form 8-K and incorporated by reference herein.
**	Filed herewith.

Item 17.	Undertakings.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on April 24, 2020.
TRONOX HOLDINGS PLC

By:	/s/ Timothy C. Carlson
	Name:	Timothy C. Carlson
	Title:	Senior Vice President and Chief Financial Officer
In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Jeffry N. Quinn, Timothy C. Carlson and Jeffrey N. Neuman and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the registration statement on Form S-3, and to any registration statement filed under Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated on April 24, 2020.
Signature	Title	Date
/s/ Jeffry N. Quinn	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 24, 2020
Jeffry N. Quinn

/s/ Timothy C. Carlson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 24, 2020
Timothy C. Carlson

/s/ Bob Loughran	Vice President and Controller	April 24, 2020
Bob Loughran

/s/ Ilan Kaufthal	Lead Independent Director	April 24, 2020
Ilan Kaufthal

/s/ Andrew Hines	Director	April 24, 2020
Andrew Hines

/s/ Wayne A. Hinman	Director	April 24, 2020
Wayne A. Hinman

/s/ Peter Johnston	Director	April 24, 2020
Peter Johnston

/s/ Ginger Jones	Director	April 24, 2020
Ginger Jones

Signature	Title	Date
/s/ Sipho Nkosi	Director	April 24, 2020
Sipho Nkosi

/s/ Vanessa Guthrie	Director	April 24, 2020
Vanessa Guthrie

/s/ Stephen Jones	Director	April 24, 2020
Stephen Jones

/s/ Mutlaq H. Al-Morished	Director	April 24, 2020
Mutlaq H. Al-Morished

/s/ Moazzam A. Khan	Director	April 24, 2020
Moazzam A. Khan

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT
Pursuant to the Securities Act, the undersigned, the duly authorized representative in the U.S. of Tronox Holdings plc, has signed this registration statement or amendment thereto on April 24, 2020.
TRONOX US HOLDINGS INC.

By:	/s/ Jeffrey N. Neuman
	Name:	Jeffrey N. Neuman
	Title:	Director